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                                                                    EXHIBIT 10.8

   STATE OF SOUTH CAROLINA
                                   LEASE AGREEMENT
   COUNTY OF BEAUFORT

   This is a Lease Agreement (hereinafter LEASE) between Anthony R. Porter hereinafter LANDLORD), and Islands Bancorp (hereinafter TENANT) upon the terms and conditions set forth herein.

   1. LANDLORD leases the real property (hereinafter PREMISES), which is described below, and hereby subleases to the TENANT the PREMISES, to wit:

   211 Charles Street, Suite 100
   (southernmost four offices and reception area)

   2. TENANT acknowledges that (a) it has examined the PREMISES and will accept them together with the fixtures, appurtenances and improvements thereto in their existing state and condition, (b) that no representations, warranties or guarantees have been made by the LANDLORD, and, (c) that the LEASE is subject to the following, to wit:

  (a) All zoning regulations, past or future, which have or may affect the PREMISES; and,

  (b) The right of eminent domain; and,

  (c) All ordinances, statutes or regulations of any governmental or regulatory body thereof, whether or not of public record.

   3. The term of the LEASE will be for three (3) months beginning February 1, 2000 and ending April 30, 2000, both dates inclusive, unless sooner terminated as herein provided. In the event the TENANT fails to vacate the PREMISES at the end of the term, all terms and conditions of this LEASE will continue except TENANT will be considered a holdover tenant at will. This LEASE will not terminate nor will the obligation for the rent terminate until TENANT has (a) cleaned and washed the PREMISES to the same state and condition as when received, (b) completely locked and secured the PREMISES, (c) returned all keys to the PREMISES to the LANDLORD, and (d) obtained the written signature of the LANDLORD that the terms hereof and all rent payments have been fully and completely complied with.

   4. The TENANT shall pay rent to the LANDLORD in the total amount of $3,750.00 Dollars to be payable by the month in the sum of $1,250.00 per month in advance beginning on February 1, 2000 to the LANDLORD at and thereafter on the same day of each month.

   TENANT will pay $500.00 deposit in advance as a breakage and damage deposit to be refunded should there be no breakage or damage at the end of the LEASE. The breakage or damage deposit is not part of the rent and may not be deducted from the last month's rent.

   Any payment not paid within five (5) days of the first day of each month will incur a late charge of $3.00 per day.

   LANDLORD may withhold any portion of the deposit for unpaid rent.

   5. TENANT agrees to the following use and occupancy of the leased PREMISE during the term hereof, to wit:

  (a) To use the PREMISES solely for the purpose of a commercial office space.

  (b) PREMISES will at all times be kept in a clean manner so as not to permit any offensive noise, odor or visual disturbance or other undesirable nuisance or anything which might unreasonably interfere with the safety, comfort or convenience of the LANDLORD or other Tenants.

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  (c) All garbage, refuse and rubbish will be promptly removed from the
      PREMISES at the expense of the TENANT and they will not allow any burning, burying or other disposal of the same on the PREMISES.

  (d) Upon the expiration of this term, the TENANT shall surrender the PREMISES in the same order and condition as when received, normal wear and tear excepted, and shall remove from the PREMISES all properties not owned by the LANDLORD.

  (e) TENANT will not use or allow the use of the PREMISES for any illegal or unlawful purpose or permit the use or sale of drugs thereon.

   6. LANDLORD agrees that they are responsible for and will make all necessary repairs, improvements and replacements of the appurtenances, including but not limited to, the water lines, water system, sewer system, heating system, plumbing system, cooling system, electrical system and wiring if such is in excess of $50.00 per occurrence with such amount acting as a deductible from the total bill. No TENANT incurred expenses shall be deducted from the monthly rent under any circumstances.

   7. LANDLORD will be responsible for all utilities and services of any kind which are provided to the PREMISES, such as, but not limited to, water, heat, gas, and electricity. TENANT to pay its own telephone bills.

   8. TENANT will not make any alterations, additions or remodel the PREMISES in any manner without the written consent of the LANDLORD.

   9. TENANT will insure itself against any and all personal injuries to TENANT and TENANT'S guests or invitees and also for any damage of any kind or nature to any property owned by TENANT and TENANT'S invitees or guests. LANDLORD shall be named payee in all such policies. TENANT shall hold LANDLORD harmless and indemnify LANDLORD for such personal injuries or damages to property as are referred to herein.

    10. The following events will constitute a default by the TENANT and will entitle the LANDLORD to enter the PREMISES upon five (5) days' written notice and to assume possession thereof and will immediately terminate their LEASE, to wit:

  (a) A failure to comply with any of the terms or conditions of the LEASE;
      or,

  (b) A failure to pay the rent within five (5) days after it is due; or,

  (c) The desertion or vacating of the PREMISES for thirty (30) days; or,

  (d) The allowance of any pet or animal on the PREMISES without the written consent of the LANDLORD.

  (e) The institution by or against the TENANT or any bankruptcy or insolvency proceedings; or,

  (f) The assignment or subletting of the PREMISES or any portion thereof except by the written permission of the LANDLORD.

    11. LANDLORD or his designated representative may enter the PREMISES at any reasonable time for the purpose of inspecting the leased PREMISES or to correct and enforce any default by the TENANT.

    12. This Agreement shall be construed, interpreted and enforced by the laws of the State of South Carolina.

    13. The covenants and conditions of this LEASE shall be binding on the heirs, executors or legal representatives of the respective parties and shall be construed as covenants running with the land.

    14. This LEASE constitutes the entire agreement between the parties and may not be modified or changed except in writing and signed by all parties hereto.

    15. TENANT shall pay and be liable for all legal costs and charges including reasonable attorney's fees, which may be lawfully incurred by the LANDLORD (a) in obtaining a correction ion or enforcement of any default of this LEASE, (b) in obtaining possession upon default of this LEASE, or (c) in obtaining possession after the termination of the LEASE.

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   Executed on January 7, 2000.

LANDLORD

        /s/ Anthony R. Porter
_____________________________________
          Anthony R. Porter

TENANT

Islands Bancorp

        /s/ William B. Gossett
By___________________________________
          William B. Gossett

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